Exhibit 99.1

FOR IMMEDIATE

RELEASE
Contact:
Julia Hallisey
Investor Relations
Tel: +1-203-504-1063
Aircastle Leases Six New A330-200 Aircraft to South African Airways
Company’s new aircraft program reaches important milestone; 11 new aircraft now committed for lease
Stamford, CT. December 17, 2009 — Aircastle Limited (NYSE: AYR) announced today that it has placed six new Airbus A330-200 aircraft on long-term leases with South African Airways PTY LTD. (“SAA”). This is Aircastle’s first lease with SAA, one of the leading airlines in the world. The six aircraft will be equipped with Rolls-Royce Trent 772B engines and are scheduled to deliver during 2011.
Ron Wainshal, Aircastle’s Chief Executive Officer, commented, “This important transaction with one of Africa’s premier airlines highlights Aircastle’s leadership in the industry and serves as another positive sign that the overall climate in aircraft leasing is improving. Specifically, the lease agreements illustrate the success of our Airbus A330 program. With this placement, we have secured high-quality customers for 11 of our 12 new Airbus A330 orders. In addition, we believe that we will be able to access multiple sources of attractive debt financing for these aircraft.”
“The combination of improving industry fundamentals, the Company’s strong financial and operating foundation as well as today’s important transaction significantly strengthens our future growth prospects. With a well diversified portfolio of modern, in-demand aircraft with nearly 100% utilization in the third quarter, Aircastle is poised to pursue growth opportunities actively in 2010 and beyond. We look forward to capitalizing on these opportunities as we leverage our conservative capital structure, world-class team and proven ability to originate deals and source capital.”

Summary of Aircastle’s Airbus A330 program:
•	Two new A330-200 aircraft delivered in May and December 2009 that are on lease to Avianca;

•	Three new A330-200F aircraft have been committed for lease to a carrier in Asia, with two deliveries scheduled for the second half of 2010 and one delivery for mid-2011;

•	Six new A330-200 aircraft are scheduled for delivery in 2011 and have been committed for lease to SAA; and

•	One new A330 aircraft is scheduled for delivery in May 2012 and Aircastle is actively marketing it for lease.
About Aircastle Limited
Aircastle Limited is a global company that acquires, leases and sells high-utility commercial jet aircraft to airlines throughout the world. As of September 30, 2009 Aircastle’s aircraft portfolio consisted of 128 aircraft and had 60 lessees located in 34 countries.
For more information regarding Aircastle Limited and to be added to our e-mail distribution list, please visit www.aircastle.com.
Safe Harbor
Certain items in this press release and other information we provide from time to time, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, statements relating to our ability to acquire, sell and lease aircraft, raise capital, pay dividends, and increase revenues, earnings and EBITDA and the global aviation industry and aircraft leasing sector. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “may,” “will,” “would,” “could,” “should,” “seeks,” “estimates” and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements; Aircastle Limited can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. Factors that could have a material adverse effect on our operations and future prospects or that could cause actual results to differ materially from Aircastle Limited’s expectations include, but are not limited to, prolonged capital markets disruption and volatility, which may adversely affect our continued ability to obtain additional capital to finance our working capital needs, our pre-delivery payment obligations and other aircraft acquisition commitments, our ability to extend or replace our existing financings, and the demand for and value of aircraft; our exposure to increased bank and counterparty risk caused by credit and capital markets disruptions; general economic conditions and business conditions affecting demand for aircraft and lease rates; our continued ability to obtain favorable tax treatment in Bermuda, Ireland and other jurisdictions; our ability to pay dividends; high or volatile fuel prices, lack of access to capital, reduced load factors and yields and other factors affecting the creditworthiness of our airline customers and their ability to continue to perform their obligations under our leases; termination payments on our interest rate hedges; and other risks detailed from time to time in Aircastle Limited’s filings with the SEC, including “Risk Factors” as previously disclosed in Aircastle’s 2008 Annual Report on Form 10-K, and in our other filings with the SEC, press releases and other communications. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Aircastle to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Aircastle Limited expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.